                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                      Date of Report:  November 25, 1996

               Date of Earliest Event Report:  November 25, 1996




                                 TOROTEL, INC.
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            (Exact name of registrant as specified in its charter)



          Missouri                      2-33256                 44-0610086
----------------------------    ------------------------   --------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


              13402 South 71 Highway, Grandview, Missouri  64030
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         (Address of principal executive offices, including zip code)


                                 816-761-6314
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             (Registrant's telephone number, including area code)


                                      N/A
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        (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

        Torotel, Inc., a Missouri corporation ("Torotel"), issued a press release on November 25, 1996 announcing that it has recently learned that its wholly-owned subsidiary, Torotel Products, Inc., in all likelihood failed to perform some required "thermal shock" testing as frequently as required, and has inaccurately certified that all required testing had been performed.

        New Torotel management, which discovered the discrepancies, has made immediate corrections and now believes Torotel Products is in full compliance with the testing requirements.

        Torotel has made voluntary disclosure to the United States Department of Defense ("DOD") under the DOD Voluntary Disclosure Program and expects to cooperate actively with any governmental investigation.

        Pursuant to Torotel Products' contracts with multiple private corporations to supply electronic components on Defense Department acquisitions, Torotel Products is obligated to perform various tests on the electronic components. Some of the contracts require that a "thermal shock" test be performed on 100% of certain electronic components. Torotel Products' shipping statements certify that all mandated tests were performed. These deficiencies have been identified and corrected. If Torotel Products has made false certifications it may be exposed to legal penalties and damages.

        As a result of these apparent testing failures and false certifications, parties to certain of Torotel Products' material contracts could have various rights and remedies against Torotel Products. In addition, the Department of Defense could have similar claims against Torotel Products. The successful assertion of some or all of these claims would have a material adverse effect on Torotel and its business and assets, as well as its revenues and income from continuing operations.

        The investigation by Torotel management into the reporting discrepancies is continuing.

        Separately, Torotel announced that the potential sale of shares of its common stock by Torotel and its founder's family shareholders to Brockson Investment Company ("Brockson") is under review. In the event these transactions were consummated as previously announced, Brockson would acquire more than 50 percent of the outstanding Torotel shares.

        All trading of Torotel's common stock on the American Stock Exchange was suspended before the markets opened on November 25, 1996.

For further information on Torotel by FAX, dial 1-800-PRO-INFO, ext. 155.

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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Exhibits.

        Exhibit                          Description
        -------                          -----------

           1.                            Press Release dated November 25, 1996



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TOROTEL, INC.



Date:  November 25, 1996               By  /s/ H. James Serrone
                                         ---------------------------------------
                                           H. James Serrone
                                           Vice President of Finance and
                                             Chief Financial Officer


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

                                 EXHIBIT INDEX


Exhibit                                    Description
-------                                    -----------

 99.1                                      Press Release dated November 25, 1996


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